Exhibit 99.1

12500 West Creek Parkway Richmond, VA 23238 Phone (804) 484-7700 FAX (804) 484-7701
NEWS RELEASE

FOR MORE INFORMATION:

Media Contact:	Investor Contacts:
Cheryl Moore	John Austin	Jeff Fender
Director, Corporate Communications	SVP and CFO	VP and Treasurer
(804) 484-6273	(804) 484-7753	(804) 484-6231

PERFORMANCE FOOD GROUP REPORTS NET EPS OF $1.45 FOR 2007
•	Street sales for 2007 increased 9% over 2006

•	Net earnings from continuing operations for 2007 increased 19% over 2006

•	Net EPS increased 18% to $1.45 per share diluted for 2007
RICHMOND, Va. (Feb. 26, 2008) — Performance Food Group Company (Nasdaq/NGS:PFGC) announced results today for the fourth quarter and fiscal year ended December 29, 2007.
“Performance Food Group’s fourth quarter and 2007 year-end results reflect the continued progress that our Company has made in our core initiatives despite challenging economic conditions. With the skills, hard work and dedication of our associates, PFG is driving positive results throughout our business,” commented Steve Spinner, president and chief executive officer of Performance Food Group.
Fourth Quarter Financial Highlights:
•	Consolidated net sales in the fourth quarter were approximately $1.6 billion, an increase of 10.3% compared to the prior year's fourth quarter. Inflation was approximately 6% for the quarter.

•	Net earnings from continuing operations in the fourth quarter amounted to approximately $15.1 million. Net earnings include the impact of pre-tax stock compensation expense of approximately $1.8 million, or $1.1 million after tax, for the quarter, compared to pre-tax stock compensation expense of approximately $1.3 million, or $793,000 after tax, in the prior year's fourth quarter.

•	Net earnings per share from continuing operations in the fourth quarter increased 16.2% to $0.43 per share diluted, compared to $0.37 per share diluted in the prior year's fourth quarter.
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Performance Food Group Reports Fourth Quarter and Full Year 2007 Earnings

February 26, 2008
Year to Date Financial Highlights
•	Consolidated net sales for the full year 2007 were approximately $6.3 billion, an increase of 8.2% from the prior year period. Inflation was approximately 5% for the year.

•	Net earnings from continuing operations for the full year increased 19.2% to approximately $51.1 million, compared to approximately $42.9 million in the prior year. Net earnings for the year include the impact of pre-tax stock compensation expense of approximately $6.6 million, or $4.1 million after tax, compared to prior year pre-tax stock compensation expense of approximately $4.9 million, or $3.1 million after tax, in 2006.

•	Net earnings per share from continuing operations for the full year 2007 increased approximately 17.9% to $1.45 per share diluted, compared to $1.23 per share diluted in 2006. Results for the year included $0.06 per share diluted related to certain tax and insurance benefits previously disclosed and recognized in the third quarter, compared to $0.01 per share diluted for the 2006 year.
“In our customized segment, sales increased 10.1% in the fourth quarter and 6.3% for the full year as compared to the same periods in the prior year,” added Mr. Spinner. “Our overall annual sales growth was driven primarily by growth with existing customers. The increase in the fourth quarter is also partially due to the rollout of approximately $200 million in annualized new business with O’Charley’s,® Inc., which had a positive impact of approximately $36 million on our fourth quarter sales. Inflation was approximately 4% and 2% for the quarter and the full year, respectively.
“Overall broadline net sales increased 10.4% in the fourth quarter and 9.5% for the full year compared to the prior year quarter and period. Broadline operating results continue to be driven by increased sales to our higher margin street customers, which grew 6.3% in the quarter and 9.1% for the full year as compared to the prior year quarter and period. Inflation was approximately 7% for both the quarter and full year. During the year, we made significant investments in our broadline infrastructure which included opening a replacement facility in Springfield, Ma., an expansion in St. Louis, Mo., and in early 2008, we have opened a replacement facility in Cairo, Ga.”
Mr. Spinner concluded, “PFG delivered solid results in 2007, despite rapidly increasing food price inflation, growing concerns about the economy and slower industry growth. Our balance sheet remains strong and we continue to make investments in technology and build the infrastructure to efficiently support our growth. Based on the current economic environment and our current business trends, we expect adjusted net earnings per share for the 2008 full year, excluding the previously announced facility closing costs, to be in the range of $1.53 to $1.65 per share diluted, and unadjusted net earnings per share of $1.39 to $1.49 per share diluted.”
On January 18, 2008, Performance Food Group announced that it had entered into an agreement and plan of merger by and among Performance Food Group Company and VISTAR Corporation, a portfolio company of The Blackstone Group and Wellspring
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Performance Food Group Reports Fourth Quarter and Full Year 2007 Earnings

February 26, 2008
Capital Management LLC. Pursuant to the terms of the agreement, among other matters, a subsidiary of VISTAR Corporation will be merged with and into Performance Food Group and shareholders of Performance Food Group, as of the effective time of the merger, will be entitled to receive $34.50 per share in cash, (less any applicable withholding tax requirements), without interest, for each share of PFG common stock.
Consummation of the merger is subject to receipt of shareholder approval and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as satisfaction of other customary closing conditions, and is expected to be completed by the end of the second quarter of 2008. Earnings guidance provided by the Company for 2008 excludes any impact of the proposed merger.
Performance Food Group markets and distributes more than 68,000 national and private label food and food-related products to over 41,000 restaurants, hotels, cafeterias, schools, healthcare facilities and other institutions. For more information on Performance Food Group, visit www.pfgc.com.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed merger, Performance Food Group Company will file a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Performance Food Group Company at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Performance Food Group Company by directing such request to Performance Food Group Company, 12500 West Creek Parkway, Richmond, VA 23238 Attention: Investor Relations.
PARTICIPANTS IN THE SOLICITATION
Performance Food Group Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Performance Food Group Company’s participants in the solicitation, which may be different than those of Performance Food Group Company’s shareholders generally, is set forth in Performance Food Group Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and will be set forth in the definitive proxy statement relating to the merger when it becomes available.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are based on current expectations and management’s estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, Performance Food Group Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer spending trends; increased fuel costs; Performance Food Group Company’s ability to close its Magee, Mississippi distribution facility within its cost estimates and the potential that customers of that facility may not remain customers of Performance Food Group Company; Performance Food Group Company’s sensitivity to inflationary pressures; Performance Food Group Company’s ability to achieve projected operational efficiencies and increase sales, particularly higher margin street sales; the risk to Performance Food Group Company from severe weather disturbances that are beyond Performance Food Group Company’s control; Performance Food Group Company’s ability to
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Performance Food Group Reports Fourth Quarter and Full Year 2007 Earnings

February 26, 2008
add new customers, particularly in its customized segment; the relatively low margins and economic sensitivity of the foodservice business; Performance Food Group Company’s reliance on major customers; the ability to identify and successfully complete acquisitions of other foodservice distributors; management’s allocation of capital and the timing of capital expenditures; Performance Food Group Company’s ability to successfully develop, produce and market new products, management of Performance Food Group Company’s planned growth and continued development of technological investments; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination that under circumstances could require Performance Food Group Company to pay a $40.0 million or $20.0 million termination fee to VISTAR; the outcome of any legal proceedings that have been or may be instituted against Performance Food Group Company and others relating to the merger agreement; the failure of the merger to close for any reason, including the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to consummation of the merger or the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger, and the risk that any failure of the merger to close may adversely affect our business and the price of Performance Food Group Company’s common stock; risks that the proposed transaction diverts management’s attention and disrupts current plans and operations, and potential difficulties in employee retention as a result of the merger; the effect of the announcement of the merger and actions taken in anticipation of the merger on Performance Food Group Company’s business relationships, operating results and business generally; and the amount of the costs, fees, expenses and charges related to the merger all as detailed from time to time in the reports filed by Performance Food Group Company with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Performance Food Group Company’s ability to control or predict. Performance Food Group Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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Performance Food Group Reports Fourth Quarter and Full Year 2007 Earnings

February 26, 2008
Performance Food Group Company
Condensed Consolidated Income Statements (Unaudited)
December 29, 2007
(In thousands, except net earnings per common share)

	Three Months Ended				Twelve Months Ended
	Dec. 29, 2007		Dec. 30, 2006		Dec. 29, 2007		Dec. 30, 2006
Net sales	$1,631,607	100.0%	$1,479,447	100.0%	$6,304,892	100.0%	$5,826,732	100.0%
Cost of goods sold	1,416,908	86.8%	1,279,622	86.5%	5,480,346	86.9%	5,052,097	86.7%

Gross profit from continuing operations	214,699	13.2%	199,825	13.5%	824,546	13.1%	774,635	13.3%
Operating expenses	188,612	11.6%	177,078	12.0%	737,378	11.7%	699,525	12.0%

Operating profit from continuing operations	26,087	1.6%	22,747	1.5%	87,168	1.4%	75,110	1.3%

Other income (expense):
Interest income	631		484		3,307		2,164
Interest expense	(528)		(614)		(2,148)		(1,732)
Loss on sale of receivables	(2,023)		(1,949)		(7,735)		(7,351)
Other, net	873		77		1,009		351

Other expense, net	(1,047)	-0.1%	(2,002)	-0.1%	(5,567)	-0.1%	(6,568)	-0.1%

Earnings before income taxes from continuing operations	25,040	1.5%	20,745	1.4%	81,601	1.3%	68,542	1.2%
Income taxes	9,949	0.6%	7,862	0.5%	30,474	0.5%	25,642	0.5%

Earnings from continuing operations, net of tax	15,091	0.9%	12,883	0.9%	51,127	0.8%	42,900	0.7%

(Loss) gain on sale of fresh-cut segment, net of tax	(32)		36		(271)		(114)

Net earnings	$15,059		$12,919		$50,856		$42,786

Weighted average common shares outstanding:
Basic	34,858		34,428		34,745		34,348
Diluted	35,174		34,735		35,156		34,769

Earnings per common share:
Basic earnings (loss) per common share:
Continuing operations	$0.43		$0.37		$1.46		$1.25

Discontinued operations	—		—		—		—

Net earnings	$0.43		$0.38		$1.46		$1.25

Diluted earnings (loss) per common share:
Continuing operations	$0.43		$0.37		$1.45		$1.23

Discontinued operations	—		—		—		—

Net earnings	$0.43		$0.37		$1.45		$1.23

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Performance Food Group Reports Fourth Quarter and Full Year 2007 Earnings

February 26, 2008

Performance Food Group Company
Condensed Consolidated Balance Sheets (Unaudited)
December 29, 2007
(In thousands)

	Dec. 29, 2007	Dec. 30, 2006

Assets
Cash and cash equivalents	$87,711	$75,087
Accounts and notes receivable, net, including retained interest in securitized receivables	256,306	226,668
Inventories	329,686	308,901
Other current assets	33,645	34,809

Total current assets	707,348	645,465

Property, plant and equipment, net	324,653	291,947
Goodwill, net	356,509	356,509
Other intangible assets, net	44,238	47,575
Other assets	19,292	18,279

Total assets	$1,452,040	$1,359,775

Liabilities and Shareholders’ Equity

Checks in excess of deposits	$96,633	$88,023
Trade accounts payable	275,580	272,041
Current installments of long-term debt	64	583
Other current liabilities	147,063	144,073

Total current liabilities	519,340	504,720

Long-term debt and other long-term liabilites, excluding current installments	13,059	11,664
Deferred income taxes	58,947	48,582
Shareholders’ equity	860,694	794,809

Total liabilities and shareholders’ equity	$1,452,040	$1,359,775

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Performance Food Group Reports Fourth Quarter and Full Year 2007 Earnings

February 26, 2008
Performance Food Group Company
2007 Compared to 2006
Fourth Quarter
Segment Disclosure

			Corporate &	Total Continuing
2007	Broadline	Customized	Intersegment	Operations

Fourth Quarter
Net external sales	$973,555	$658,052	$—	$1,631,607
Intersegment sales	272	97	(369)	—
Total sales	973,827	658,149	(369)	1,631,607
Operating profit	25,479	8,301	(7,693)	26,087
Operating profit margin	2.62%	1.26%	—	1.60%
Interest (income) expense	3,391	1,057	(4,551)	(103)
Loss (gain) on sale of receivables	2,448	799	(1,224)	2,023
Depreciation	4,979	1,781	59	6,819
Amortization	720	—	—	720
Capital expenditures	18,529	3,869	29	22,427

			Corporate &	Total Continuing
2006	Broadline	Customized	Intersegment	Operations

Fourth Quarter
Net external sales	$881,741	$597,706	$—	$1,479,447
Intersegment sales	129	45	(174)	—
Total sales	881,870	597,751	(174)	1,479,447
Operating profit	21,735	7,847	(6,835)	22,747
Operating profit margin	2.46%	1.31%	—	1.54%
Interest expense (income)	(1,422)	1,409	143	130
Loss (gain) on sale of receivables	1,949	734	(734)	1,949
Depreciation	5,129	1,585	67	6,781
Amortization	789	—	—	789
Capital expenditures	17,596	1,516	77	19,189
     Total assets by reportable segment and a reconciliation to the condensed consolidated balance sheets were as follows:

	Dec. 29, 2007	Dec. 30, 2006

Broadline	$943,460	$901,752
Customized	289,450	261,975
Corporate & Intersegment	219,130	196,048

Total Assets	$1,452,040	$1,359,775

Note: 2006 segment disclosure has been restated to conform with the current year presentation to include interest income.
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Performance Food Group Reports Fourth Quarter and Full Year 2007 Earnings

February 26, 2008
Performance Food Group Company
2007 Compared to 2006
Twelve Months YTD
Segment Disclosure

			Corporate &	Total Continuing
2007	Broadline	Customized	Intersegment	Operations

Twelve Months YTD
Net external sales	$3,809,367	$2,495,525	$—	$6,304,892
Intersegment sales	1,203	247	(1,450)	—
Total sales	3,810,570	2,495,772	(1,450)	6,304,892
Operating profit	82,700	33,551	(29,083)	87,168
Operating profit margin	2.17%	1.34%	—	1.38%
Interest expense (income)	7,708	4,766	(13,633)	(1,159)
Loss (gain) on sale of receivables	10,777	3,213	(6,255)	7,735
Depreciation	19,575	6,850	254	26,679
Amortization	3,009	—	—	3,009
Capital expenditures	61,206	13,603	122	74,931

			Corporate &	Total Continuing
2006	Broadline	Customized	Intersegment	Operations

Twelve Months YTD
Net external sales	$3,478,206	$2,348,526	$—	$5,826,732
Intersegment sales	527	212	(739)	—
Total sales	3,478,733	2,348,738	(739)	5,826,732
Operating profit	71,619	30,736	(27,245)	75,110
Operating profit margin	2.06%	1.31%	—	1.29%
Interest expense (income)	15,394	5,864	(21,690)	(432)
Loss (gain) on sale of receivables	9,937	3,038	(5,624)	7,351
Depreciation	18,969	6,294	294	25,557
Amortization	3,312	—	—	3,312
Capital expenditures	48,206	5,172	310	53,688
     Total assets by reportable segment and a reconciliation to the condensed consolidated balance sheets were as follows:

	Dec. 29, 2007	Dec. 30, 2006

Broadline	$943,460	$901,752
Customized	289,450	261,975
Corporate & Intersegment	219,130	196,048

Total Assets	$1,452,040	$1,359,775

Note: 2006 segment disclosure has been restated to conform with the current year presentation to include interest income.
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Performance Food Group Reports Fourth Quarter and Full Year 2007 Earnings

February 26, 2008
Performance Food Group Company
Non-GAAP Reconciliation
Adjusted EPS for Impact of Facility Closure

	Low		High
Projected net earnings per diluted share	$1.39		$1.49
Projected per share diluted impact of one time costs (1)	$0.14	(2)	$0.16	(3)

Projected adjusted net earnings per share diluted	$1.53		$1.65

(1)	Calculated using an estimated full year 2008 tax rate of 39% and an estimated full year 2008 weighted average shares outstanding diluted of 35.8 million

(2)	Assuming charge of $8 million in pre-tax costs

(3)	Assuming charge of $10 million in pre-tax costs
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